                                                                   Exhibit 10.19

                           REVOLVING PROMISSORY NOTE


$2,900,000                                                    Irvine, California
                                                               February 24, 1998

FOR VALUE RECEIVED, Litronic Industries, Inc., a California Corporation ("Company") hereby promises to pay to the order of KRDS, INC., a California corporation ("KRDS") the principal sum of TWO MILLION NINE HUNDRED THOUSAND DOLLARS ($2,900,000), with interest at the rate of ten percent (10%) per annum, payable as follows;

1. PRINCIPAL AND INTEREST. Principal and accrued interest shall be due and payable on December 31, 1999.

2. PREPAYMENT. This Note may be prepaid, in whole or in part, at any time without penalty or premium. Any prepayment shall be first applied to accrued interest, then to principal.

3. CHANGE OF OWNERSHIP. Principal and accrued interest shall be due on demand upon the sale of any or all of the assets of the Company to a Person who is not an affiliate of the Company.

It is understood that this Note is a revolving note by its terms and that the outstanding principal balance may fluctuate from time to time based on the cash needs of the Company as determined by the Company's Board of Directors.

If this Note is not paid when due, the Company promises to pay all costs of collection, including reasonable attorneys' fees, whether or not suit is filed.

This Note shall be governed and construed and enforced in accordance with the laws of the State of California without reference to the principles of conflicts of law.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officers.

                              LITRONIC INDUSTRIES, INC.


                              By:   /S/  KRIS SHAH
                                 ------------------------------------
                                    Kris Shah, President


                              By:   /S/  GERALDINE SHAH
                                 ------------------------------------
                                    Geraldine Shah, Secretary